UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|     Preliminary proxy statement
|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|_|     Soliciting Material Pursuant to Section 240.14a-12

                        NATURAL GAS SERVICES GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which the transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:

                        NATURAL GAS SERVICES GROUP, INC.

                           2911 South County Road 1260
                              Midland, Texas 79706

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held on June 20, 2006

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Natural Gas Services Group, Inc., a Colorado corporation, will be held at the Hilton Hotel, 117 West Wall Avenue, Midland, Texas 79701 on Tuesday, June 20, 2006 at 9:00 a.m., Central Time, for the purpose of considering and voting upon proposals:

     o To elect two directors to serve until the annual meeting of shareholders to be held in 2009, or until their successors are elected and qualify;

     o To consider and vote upon a proposal to amend the Natural Gas Services Group, Inc. 1998 Stock Option Plan to (1) increase the number of shares authorized for issuance thereunder from 150,000 to 550,000 shares of common stock; (2) extend the time that options can be granted from December 17, 2008 to March 1, 2016; (3) reduce the minimum exercise price of incentive stock options from 140% of the fair market value of our common stock on the date of grant to 100% of the fair market value of our common stock on the date of grant; (4) eliminate a provision in the plan providing that the number of shares subject to the plan can be increased up to 400,000 shares without shareholder approval; and (5) to eliminate a provision authorizing the right to exchange, in a cashless transaction, all or any part of a stock option for shares of common stock; and

     o To transact such other business as may properly be presented at the meeting or at any adjournment(s) of the meeting.

     Only shareholders of record at the close of business on April 26, 2006 are entitled to notice of and to vote at the meeting and at any adjournment(s) of the meeting.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Natural Gas Services Group, Inc. All shareholders are cordially invited to attend the meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy card in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Stephen C. Taylor

                                        Chairman of the Board, President and
                                        Chief Executive Officer

Midland, Texas
May 18, 2006

                        NATURAL GAS SERVICES GROUP, INC.

                           2911 South County Road 1260
                              Midland, Texas 79706

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 20, 2006

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Natural Gas Services Group, Inc., a Colorado corporation, to be used at the annual meeting of shareholders to be held at the Hilton Hotel, 117 West Wall Avenue, Midland, Texas 79701 on Tuesday, June 20, 2006 at 9:00 a.m., Central Time, and at any adjournment(s) of the meeting.

     This proxy statement and the accompanying proxy is being mailed to shareholders on or about May 18, 2006.

     Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by:

          o giving written notice of the revocation to Stephen C. Taylor, our President, at Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706;

          o    voting in person at the meeting; or

          o    voting again by submitting a new proxy card bearing a later date.

     Only the latest dated proxy card, including one which a person may vote in person at the meeting, will count. If not revoked, the proxy will be voted at the meeting in accordance with the instructions indicated on the proxy by the shareholder, or, if no instructions are indicated, will be voted "FOR" the election of two directors to serve until the 2009 annual meeting of shareholders and "FOR" the proposal to amend the 1998 Stock Option Plan.

                                VOTING SECURITIES

     Voting rights are vested in the holders of common stock of Natural Gas Services Group, Inc., with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on April 26, 2006 are entitled to notice of and to vote at the meeting or any adjournments of the meeting. On April 26, 2006, there were 11,927,949 shares of common stock outstanding.

     We will make a complete list of shareholders eligible to vote at the annual meeting available for examination during the ten days prior to the annual meeting. During such time, you may visit our executive offices during ordinary business hours to examine the shareholder list for any purpose germane to the annual meeting.

                         ACTIONS TO BE TAKEN AT MEETING

     The annual meeting has been called by the Board of Directors of Natural Gas Services Group, Inc. to consider and act upon the following matters:

     o To elect two directors to serve until the annual meeting of shareholders to be held in 2009, or until their successors are elected and qualify;

     o To consider and vote upon a proposal to amend the Natural Gas Services Group, Inc. 1998 Stock Option Plan to (1) increase the number of shares authorized for issuance thereunder from 150,000 to 550,000 shares of common stock; (2) extend the time that options can be granted from December 17, 2008 to March 1, 2016; (3) reduce the minimum exercise price of incentive stock options from 140% of the fair market value of our common stock on the date of grant to 100% of the fair market value of our common stock on the date of grant; (4) eliminate a provision in the plan providing that the number of shares subject to the plan can be increased up to 400,000 shares without shareholder approval; and (5) to eliminate a provision authorizing the right to exchange, in a cashless transaction, all or any part of a stock option for shares of common stock; and

     o To transact such other business as may properly come before the meeting or at any adjournment(s) of the meeting.

     Quorum. The holders of a majority of the outstanding shares of common stock present at the meeting in person or represented by proxy will constitute a quorum.

     Vote Required. If a quorum is present, directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the two nominees receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors. Assuming the presence of a quorum, a majority of the votes cast is required for approval of the proposal to amend the 1998 Stock Option Plan. All other matters are approved if the votes cast in favor of the matter exceed the votes cast against the matter.

     Broker Non-Votes. A broker non-vote occurs when a shareholder that owns shares in "street name" through a nominee (usually a bank or a broker) fails to provide the nominee with voting instructions, and the nominee does not have discretionary authority to vote the shares with respect to the matter to be voted on, or otherwise fails to vote the shares. Broker non-votes are included in determining whether a quorum is present but are not considered a vote cast. Broker non-votes will not affect the outcome of a vote on a particular matter.

     Abstentions and Withheld Votes. Abstentions and withheld votes with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, withheld votes will have no effect on the outcome of the vote for directors. Abstentions are not counted as a vote for or against a matter, but are considered votes cast on a matter.

     Other Business at the Meeting. We are not aware of (and have not received any notice with respect to) any business to be transacted at the Annual Meeting other than as described in this proxy statement. If any other matters properly come before the Annual Meeting, Stephen C. Taylor and Richard L. Yadon, the named proxies, will vote the shares represented by proxies on such matters in accordance with their discretion and best judgment.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term. The authorized number of directors is currently set at seven. Our current directors are listed below by the year in which their terms expire:

           Terms Expiring at the             Terms Expiring at the          Terms Expiring at the
            2006 Annual Meeting               2007 Annual Meeting            2008 Annual Meeting
     ----------------------------------   -----------------------------   ---------------------------
             William F. Hughes, Jr.            Richard L. Yadon              Charles G. Curtis

             Alan A. Baker                     Paul D. Hensley               Gene A. Strasheim

                                                                             Stephen C. Taylor

     The terms of two current directors, Mr. Hughes and Mr. Baker, expire at the 2006 Annual Meeting of Shareholders.

     Shareholders will be electing two directors at the meeting. The Board is recommending William F. Hughes, Jr. for re-election to the Board of Directors to serve for a three-year term expiring at the annual meeting of shareholders in 2009. Mr. Hughes was previously elected by the shareholders. The Board is also recommending Alan A. Baker for election to the Board of Directors to serve for a three-year term expiring at the annual meeting of shareholders in 2009. Mr. Baker was appointed as a director by the Board on March 20, 2006 to fill a vacancy created by the retirement in December 2005 of Wallace C. Sparkman, our former Chairman of the Board of Directors and Chief Executive Officer. Mr. Sparkman's term would have expired at our 2006 Annual Meeting of Shareholders and, under Colorado law, the term of a director who is elected by the remaining directors to fill a vacancy expires at the next annual meeting of shareholders. Consequently, Mr. Baker's current term expires at the 2006 Annual Meeting of Shareholders.

     The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the two nominees for director named above. If, at the time of the meeting, either one of these nominees becomes unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion, or we may reduce the size of the Board.

     Biographical information for each person nominated as a director, and for each person whose term of office as a director will continue after the 2006 Annual Meeting, is set forth below.

Nominees for Directors for Terms to Expire in 2009

William F. Hughes, Jr.

     William F. Hughes, Jr., 53, has served as a director of Natural Gas Services Group since 2003. Since 1983, Mr. Hughes has been co-owner of The Whole Wheatery, LLC, a natural foods store located in Lancaster, California. Mr. Hughes holds a Bachelor of Science degree in Civil Engineering from the United States Air Force Academy and a Master of Science in Engineering from the University of California at Los Angeles.

Alan A. Baker

     Alan A. Baker, 74, was appointed as a director of Natural Gas Services Group on March 20, 2006 to fill a vacancy on the Board of Directors created by the retirement on December 31, 2005 of Wallace C. Sparkman, our former Chairman of the Board of Directors and Chief Executive Officer. Mr. Baker presently serves as a consultant to Halliburton Company and previously served as President, Chairman and Chief Executive Officer of Halliburton Company's Energy Services Group, Houston, Texas, from 1991 until his retirement in 1995. Mr. Baker joined Halliburton Services in 1954 after graduating with a degree in petroleum engineering from Marietta College in Ohio. Mr. Baker has served Halliburton Services as Senior Vice President for U.S. Operations, Senior Vice President for International Operations and as President of the Vann Systems Division of Halliburton Company. Mr. Baker also served as a member of Halliburton's executive committee. Mr. Baker has served on the Boards of Noble Affiliates, National Gas and Oil, Crestar Energy of Canada and the Mid-Continent Oil and Gas Association. He is Trustee Emeritus of Marietta College and is a registered professional engineer.

     The Board of Directors recommends that shareholders vote "for" both nominees named above.

Continuing Directors Whose Terms Expire in 2008

Charles G. Curtis

     Charles G. Curtis, 73, has served as a director since April 2001. Since 2002, substantially all of Mr. Curtis' business activities have been devoted to managing personal investments. From 1992 until 2002, Mr. Curtis was the President and Chief Executive Officer of Curtis One, Inc., a manufacturer of aluminum and steel mobile stools and mobile ladders. From 1988 to 1992, Mr. Curtis was the President and Chief Executive Officer of Cramer, Inc., a manufacturer of office furniture. Mr. Curtis has a Bachelor of Science degree from the United States Naval Academy and a Master of Science in Aeronautical Engineering degree from the University of Southern California.

Gene A. Strasheim

     Gene A. Strasheim, 65, has served as a director since 2003. From 2001 to 2005, Mr. Strasheim has been a financial consultant to Skyline Electronics/Products, a manufacturer of circuit boards and large remotely controlled digital interstate highway signs. From 1992 to 2001, Mr. Strasheim was the Chief Financial Officer of Skyline Electronics/Products. From 1985 to 1992, Mr. Strasheim was the Vice President-Finance and Treasurer of CF&I Steel Corporation. Prior to that, Mr. Strasheim was the Vice President-Finance for two companies and was a partner with the public accounting firm of Deloitte Haskins & Sells. Mr. Strasheim has practiced as a certified public accountant in three states. Mr. Strasheim holds a Bachelor degree in Business from the University of Wyoming.

Stephen C. Taylor

     Stephen C. Taylor, 52, was elected by the Board of Directors of Natural Gas Services Group to assume the position of President and Chief Executive Officer in January 2005. Mr. Taylor was elected as a Director at the annual meeting of shareholders in June 2005. Effective January 1, 2006, Mr. Taylor was appointed Chairman of the Board of Directors. Immediately prior to joining Natural Gas Services Group, Mr. Taylor held the position of General Manager -- US Operations for Trican Production Services, Inc. from 2002 through 2004. Mr. Taylor joined Halliburton Resource Management in 1976, becoming its Vice President -- Operations in 1989. Beginning in 1993, he held multiple senior level management positions with Halliburton Energy Services until 2000 when he was elected Senior Vice President/Chief Operating Officer of Enventure Global Technology, LLC, a joint-venture deep water drilling technology company owned by Halliburton Company and Shell Oil Company. Mr. Taylor elected early retirement from Halliburton Company in 2002 to join Trican Production Services, Inc. Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and a Master of Business Administration degree from the University of Texas at Austin.

Continuing Directors Whose Terms Expire in 2007

Richard L. Yadon

     Richard L. Yadon, 48, has served as a director since 2003. Mr. Yadon is one of the founders of Rotary Gas Systems Inc., a former subsidiary of Natural Gas Services Group, and served as an advisor to the Board of Directors of Natural Gas Services Group from June 2002 to June 2003. Since 1981, Mr. Yadon has owned and operated Yadeco Pipe & Equipment. Since December 1994, he has co-owned and served as President of Midland Pipe & Equipment, Inc. Both companies are engaged in the business of providing oil and gas well drilling and completion services and equipment to oil and gas producers conducting operations in Texas, New Mexico, Louisiana and Oklahoma. Since 1981, he has owned Yadon Properties, which owns and operates real estate in Midland, Texas. Mr. Yadon has 25 years of experience in the energy service industry.

Paul D. Hensley

     Paul D. Hensley, 53, was appointed as a director of Natural Gas Services Group in January 2005 to fill a vacancy on the Board of Directors and was elected as a director at the annual meeting of shareholders held in June 2005. He is the founder of and has served as President of Screw Compression Systems, Inc., or "SCS", since SCS' inception in 1997. SCS became a wholly owned subsidiary of Natural Gas Services Group in January 2005 when we purchased all of the outstanding capital stock of SCS. Mr. Hensley has over 30 years of industry experience.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Natural Gas' Board of Directors held six meetings during the fiscal year ended December 31, 2005. Each director attended at least 75% of the total number of Board meetings held while such person was a director. Each director also attended at least 75% of all of the meetings held by all committees of the Board of Directors for which he served (during the periods that he served). The Board of Directors acts from time to time by unanimous written consent in lieu of holding a meeting. During the fiscal year ended December 31, 2005, the Board of Directors took action by unanimous written consent two times.

     We typically schedule a Board meeting in conjunction with our annual meeting of shareholders. Although we do not have a formal policy on the matter, we expect our directors to attend each annual meeting, absent a valid reason, such as illness or an unavoidable schedule conflict. Last year, all but one of the individuals then serving as directors attended our annual meeting of shareholders. The director not in attendance at the annual meeting was restricted from traveling because of health reasons and was not standing for re-election at last year's annual meeting.

     To assist it in carrying out its duties, the Board has delegated certain authority to three separately designated standing committees. These committees are described below.

Audit Committee

     The members of the Audit Committee throughout fiscal year 2005 were Gene A. Strasheim (Chairman), Charles G. Curtis, William F. Hughes, Jr. and Richard L. Yadon, all of whom are currently serving on the Audit Committee. Wallace O. Sellers also served on the Audit Committee until June 2005 when his term as a director expired. Mr. Sellers did not stand for re-election at the 2005 annual meeting of shareholders.

     The primary functions of the Audit Committee include:

          o assisting the Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

          o    hiring independent auditors;

          o monitoring the independence and performance of our independent auditors;

          o maintaining, through regularly scheduled meetings, a line of communication between the Board, our financial management and independent auditors; and

          o overseeing compliance with our policies for conducting business, including ethical business standards.

     The Audit Committee met four times during the last fiscal year.

     Our Board of Directors has determined that Gene A. Strasheim is qualified as an "audit committee financial expert" as that term is defined in the rules of the Securities and Exchange Commission.

     Our common stock is listed for trading on the American Stock Exchange. Under rules of the American Stock Exchange, the Audit Committee is to be comprised of three or more directors, each of whom must be "independent". Our Board has determined that all of the members of the Audit Committee are independent, including Mr. Strasheim, as defined in the listing standards of the American Stock Exchange, or "AMEX", and the rules of the Securities and Exchange Commission.

     The Board of Directors has adopted an Audit Committee Charter. A copy of the charter can be found on our website (www.ngsgi.com).

Compensation Committee

     During 2005, the Compensation Committee was comprised of William F. Hughes, Jr. (Chairman), Charles G. Curtis, Gene A. Strasheim and Richard L. Yadon, all of whom are currently serving on the Committee. Wallace O. Sellers also served on the Compensation Committee for a portion of 2005.

     The Compensation Committee assists the Board in overseeing:

          o the management of our human resources, including compensation and benefits programs, and the evaluation of the Chief Executive Officer's performance and compensation; and

          o    the evaluation of management.

     The Compensation Committee's policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of Natural Gas Services Group and its shareholders. Currently, executive compensation is comprised of salary and cash bonuses and other compensation that may be awarded from time to time such as long-term incentive opportunities in the form of stock options under our 1998 Stock Option Plan.

     During the last fiscal year there were six meetings of the Compensation Committee.

     Our Board has determined that all of the members of the Compensation Committee are independent, as defined in the listing standards of AMEX and the rules of the Securities and Exchange Commission.

     A current copy of our Compensation Committee Charter is available on our website (www.ngsgi.com).

Governance, Personnel Development, and Nominating Committee

     During 2005, the Governance, Personnel Development and Nominating Committee was composed of Charles G. Curtis (Chairman), William F. Hughes, Jr., Gene A. Strasheim and Richard L. Yadon, all of whom are currently serving on the Committee. Wallace O. Sellers also served on the Governance, Personnel Development, and Nominating Committee for a portion of 2005.

     The functions of the Governance, Personnel Development, and Nominating Committee include:

          o identifying individuals qualified to become board members, consistent with the criteria approved by the Board;

          o recommending director nominees and individuals to fill vacant positions;

          o assisting the Board in interpreting the Governance Guideline, the Code of Business Conduct and Ethics and any other similar governance documents adopted by the Board;

          o    overseeing the evaluation of the Board and its committees;

          o    generally overseeing the governance of the Board; and

          o overseeing executive development and succession and diversity efforts.

     The Governance, Personnel Development, and Nominating Committee met five times during the last fiscal year.

     The Board of Directors has adopted a Corporate Governance Charter for this Committee. A current copy of the charter is available on our website (www.ngsgi.com).

     Our Board of Directors has determined that each of the Committee members is "independent", as defined under the applicable rules and listing standards of AMEX.

     Our Governance, Personnel Development, and Nominating Committee will consider a director candidate recommended by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to recommend a candidate for the Committee's consideration should forward the candidate's name and information about the candidate's qualifications to Natural Gas Services Group, Inc., Nominating Committee, 2911 South County Road 1260, Midland, Texas 79706, Attn.: Charles G. Curtis, Chairman. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer's names and description of the employer's business, educational background and any other biographical information that would assist the Committee in determining the qualifications of the individual. The Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year's annual meeting for nomination at that annual meeting. The Committee will consider nominations received after that date at the annual meeting subsequent to the next annual meeting.

     The Committee evaluates nominees for directors recommended by shareholders in the same manner in which it evaluates other nominees for directors. Minimum qualifications include the factors discussed above.

                                 CODE OF ETHICS

     Our Board of Directors has adopted a Code of Business Conduct and Ethics, or "Code", which is posted on our website (www.ngsgi.com). You may also obtain a copy of our Code by requesting a copy in writing at 2911 SCR 1260, Midland, Texas 79706 or by calling us at (432) 563-3974.

     Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, to adhere to while acting on our behalf. Among other things, the Code provides that:

          o    we will comply with all laws, rules and regulations;

          o our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

          o our directors, officers and employees are to protect our assets and maintain our confidentiality;

          o we are committed to promoting values of integrity and fair dealing; and that

          o we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

     Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

                               EXECUTIVE OFFICERS

     Biographical information for the executive officers of Natural Gas Services Group who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors. Officers are elected by the Board of Directors annually at its first meeting following the Annual Meeting of Shareholders.

     Earl R. Wait, 62, became Vice President -- Accounting in January 2006. He served as our Chief Financial Officer from May 2000 to January 2006. He has also served as our Treasurer since 1998. Mr. Wait was our Chief Accounting Officer from 1998 to May 2000. During the period from 1993 to 2003, he also served as an officer or director of our former subsidiaries. Mr. Wait is a certified public accountant, has a Bachelor of Business Administration degree from Texas A&M University -- Kingsville and holds a Master of Business Administration degree from Texas A&M University -- Corpus Christi and has more than 25 years of experience in the energy industry.

     S. Craig Rogers, 43, has served as Vice President -- Operations since June 2003. He served as Operations Manager for a former subsidiary from 1995 to December 31, 2003, and Vice President of the former subsidiary from April 2002 to December 31, 2003. From March 1987 to January 1995, Mr. Rogers was the Shop Manager for Compressor Systems, Inc., a major manufacturer of natural gas compressors. Mr. Rogers has over 25 years of industry experience.

     William R. Larkin, 40, has served as Vice President -- Sales and Marketing since June 2004. He held various positions with Compressor Systems, Inc. from 1993 until his employment with Natural Gas Services Group. Mr. Larkin's positions with Compressor Systems, Inc. included those of Business Unit Manager, Manager of Engineering, Asset Manager and Regional Sales Manager. Mr. Larkin holds a Bachelor of Science degree in Mechanical Engineering from the University of Texas at Austin and has over 19 years of industry experience.

     James R. Hazlett, 50, has served as Vice President -- Technical Services since June 2005. Mr. Hazlett has served as vice president of sales for Screw Compression Systems, Inc. since 1997, a position he continues to hold. Mr. Hazlett holds an Industrial Engineering degree from Texas A&M University and has over 27 years of industry experience.

                                PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                   AMONG NATURAL GAS SERVICES GROUP, INC., THE
                          AMEX COMPOSITE INDEX AND THE
                   S&P 500 ENERGY EQUIPMENT AND SERVICES INDEX


                                                Base
                                               Period
                                               10/21/02   12/31/02   12/31/03   12/31/04   12/31/05
                                               --------   --------   --------   --------   --------
Natural Gas Services Group, Inc.                 $100      $ 91.29    $130.59    $221.88    $399.06

AMEX Composite Index                             $100      $101.54    $144.55    $176.67    $216.67

S&P 500 Energy Equipment & Services Index        $100      $108.38    $129.59    $175.41    $263.05

----------

* Assumes that the value of the investment in our common stock and each index was $100 on October 21, 2002, the date of our initial public offering, and that all dividends were reinvested. Historical stock performance during this period may not be indicative of future stock performance.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

Compensation Policy

     Our philosophy is to use a comprehensive compensation program consisting of short and long term incentives for executive officers that aligns executive compensation with the interests of our shareholders and enhances the Company's profitability. The goal of our compensation policy is to provide a cash and stock based compensation package that attracts and retains executive officers, that is competitive with companies of similar size in the oilfield services sector and that is based on corporate and individual performance. The Compensation Committee of the Board of Directors reviews our executive compensation programs annually to ensure these programs are competitive and reasonable and to ensure the programs are appropriately applied to each executive officer.

     The fiscal year 2005 review process involved, among other things, the Compensation Committee's examination of:

     o each executive's performance compared to the goals and objectives for the executive;

     o    the nature, scope and level of the Executive's responsibilities; and

     o each executive's contribution to the Company's financial results and effectiveness in exemplifying and promulgating the Company's core values - safety, service and integrity.

     Based upon this review, the Compensation Committee found the total compensation of the Chief Executive Officer and the other executive officers to be reasonable, both in the aggregate and on an individual basis.

Compensation Policy Components

     Base Salary. Base salaries are competitive with those offered by companies of similar size in the oilfield services sector. Individual salaries, which are reviewed annually, are based on individual skills and performance and market comparisons. Based upon its analysis, the Compensation Committee approved the increase of the base salaries of the Company's executive officers for fiscal year 2005. In establishing base salaries for our executives, we rely upon our judgment and not specific measurements or benchmarks. We consider historical salaries of our officers, salaries being paid by our competitors, the contributions made by the individual officers to the Company's growth and performance, levels of responsibility and execution of the Company's strategy.

     Incentive Bonus. The Compensation Committee has adopted a bonus program to provide each executive officer with the potential to earn a cash bonus expressed as a percentage of salary. The amount of the bonus paid to each executive officer for fiscal year 2005 was determined by the Compensation Committee. Each year, we establish a maximum potential cash bonus amount for each executive, which is expressed as a percentage of each executive's base salary. Last year, these potential cash bonus amounts ranged from 20% to 45% of base salaries. We then compare the Company's actual performance against targeted amounts for total revenues, EBITDA and net income before taxes. In determining each executive's cash bonus, we assign a weight to each of these three performance measures and we also weight a fourth performance measure that we refer to as "personal/other". Last year, the Company met or exceeded its targets and each of our executives received the maximum bonus amount that could be awarded.

     Stock Option Grants. The use of stock options is considered to be an important incentive to our executive officers for working toward our long term growth. We believe that stock options provide our executive officers with a benefit that will increase only to the extent that the value of our common stock increases. The number of options granted to an executive officer is based on the officers' achievements in increasing the value of the Company's common stock to date, competitive market data for each officer position, and on the executive officer's ability to impact overall performance. The options granted are subject to vesting over a three year period and have exercise prices equal to the market value of our stock on the date of the grant. In fiscal year 2005, Mr. Taylor received a grant of 45,000 shares of common stock in accordance with his employment agreement.

     Retirement Savings Program. Our 401(k) savings plan provides employees, including executive officers, the opportunity to defer a portion of their salary on a pre-tax basis through contributions to an account from which the employee may direct how the funds are invested. We match fifty percent of the first six percent of such employee contributions, with a maximum match of three percent of the employee's compensation. Employees vest in the Company's contribution over six years, based on length of employment.

Fiscal Year 2005 Compensation for the President and Chief Executive Officer

     Mr. Taylor, our Chief Executive Officer, joined the Company in January 2005. His employment agreement with the Company covers a period of three years. In fiscal year 2005, and under the terms of Mr. Taylor's employment agreement, he received a base salary of $155,000. His targeted bonus was 45% of this base salary and the Compensation Committee awarded him $69,750, or 100% of the targeted amount. In accordance with the terms of his employment agreement, Mr. Taylor was granted a stock option to purchase 45,000 shares of common stock. In addition, the Company made matching contributions to Mr. Taylor's 401(k) account.

     Mr. Taylor's compensation was determined using substantially the same criteria utilized to determine compensation for our other executive officers, as described earlier in this report. Mr. Taylor's 2005 bonus amount was in recognition of the Company's performance in fiscal year 2005 and Mr. Taylor's contributions to that performance. In January 2006, Mr. Taylor's base salary was increased to $175,000 as a result of the Compensation Committee's annual review required by Mr. Taylor's employment agreement.

Compensation Deductions Limitations

     Section 162(m) of the Internal Revenue Code, as amended, limits the deductibility of certain compensation expenses in excess of $1,000,000 to any one individual in any fiscal year. Compensation that is "performance based" is excluded from this limitation. For compensation to be "performance based," it must meet certain criteria including certain predetermined objective standards approved by stockholders. We believe that maintaining the discretion to evaluate the performance of our management is an important part of our responsibilities and benefits the Company's stockholders. We periodically assess the potential application of Section 162(m) on incentive compensation awards and other compensation decisions.

Summary

     In making decisions regarding executive compensation, the Committee compares current levels with those of our companies within the oilfield services sector. The Committee uses its discretion to determine a comprehensive compensation package of short and long term incentives that are competitive within the industry. In conclusion, it is our opinion that the compensation programs are appropriately applied to the Company's executive officers, competitive and reasonable. In addition, our compensation programs are necessary to attract and retain executive officers who are essential to the continued development and success of the Company, to compensate those executive officers for their contributions and to enhance shareholder value.


                                        Compensation Committee

                                        William F. Hughes, Jr., Chairman
                                        Charles G. Curtis
                                        Gene A. Strasheim
                                        Richard L. Yadon

Summary of Annual Compensation

     The following table sets forth information regarding the compensation we paid for the fiscal years ended December 31, 2005, 2004 and 2003 to (1) each person who served as our Chief Executive Officer during 2005 and (2) each of our other four most highly compensated executive officers in 2005 (collectively, the "named executive officers").

                           Summary Compensation Table

                                                                                                Long-Term
                                                      Annual Compensation                  Compensation Awards
                                            --------------------------------------    ------------------------------
                                                                     Other Annual     Restricted       Securities         All Other
                                             Salary      Bonus       Compensation        Stock         Underlying       Compensation
Name and Principal Position        Year        ($)        ($)            ($)           Awards($)    Options/SARS (#)       ($)(1)
-----------------------------     ------    --------    -------    ---------------    ----------    ----------------    ------------
Stephen C. Taylor ...........     2005(2)   149,462     69,750        34,172(3)           --             45,000             3,726
Chairman, President
and Chief Executive
Officer

Wallace C. Sparkman .........     2005(4)   121,027     44,000         5,253(3)           --               --                 --
Former Director,                  2004      120,000     53,500           --               --               --                 --
Chairman and Chief
Executive Officer

Paul D. Hensley .............     2005(5)   129,681     50,680         6,202(3)           --               --               6,772
Director, President of SCS

Earl R. Wait ................     2005       94,720     35,000        18,600(3)           --               --               4,326
Vice President -                  2004       90,000     40,250           --               --               --               6,135
Accounting                        2003       90,000     41,256           --               --               --               3,600

James R. Hazlett ............     2005(6)   105,000     36,750         9,600(3)           --               --                 --
Vice President -
Technical Services

S. Craig Rogers .............     2005       98,764     35,000         9,465(3)           --               --               4,270
Vice President -                  2004       95,000     42,750           --               --               --               3,980
Operations                        2003       88,500     37,669           --               --               --               3,444

----------

(1) The amounts shown in this column represent voluntary contributions made by Natural Gas Services Group to the 401(k) Plan in which all employees are generally eligible to participate.

(2)  Mr. Taylor was first employed by us on January 13, 2005.

(3) The executive officers named above receive various perquisites provided by or paid for by Natural Gas Services Group pursuant to company policies. SEC rules require disclosure of perquisites and other personal benefits, securities or property for a named executive officer unless the aggregate amount of that type of compensation is the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that named executive officer. SEC rules also require us to disclose, via footnote or otherwise, each perquisite or other personal benefit exceeding 25% of the total perquisites and other personal benefits reported for a named executive officer. Although the perquisites received by the named executive officers in 2005 did not meet the disclosure threshold, in an effort to promote greater transparency and disclosure regarding the compensation of the named executive officers, we have determined to start providing, beginning with the 2005 fiscal year, perquisite information even though the thresholds have not been met.

     Perquisites received are as follows:

                                                                Health       Personal Use
                                               Automobile      Insurance      of Company
                                               Allowance       Premiums       Automobiles        Other          Total
                                    Year          ($)           ($)(a)            ($)             ($)            ($)
                                  --------    -------------   -----------    --------------    -----------    ----------
     Stephen C. Taylor             2005           --            3,032            1,476(b)       29,664(c)       34,172

     Wallace C. Sparkman           2005          9,000          5,253              --              --           14,253

     Paul D. Hensley               2005           --            6,202              --              --            6,202

     Earl R. Wait                  2005          9,000          9,600              --              --           18,600

     James R. Hazlett              2005           --            9,600              --              --            9,600

     S. Craig Rogers               2005           --            8,630              835(b)          --            9,465

     ----------

     (a) This compensation represents annual premiums paid by Natural Gas Services Group for health insurance provided to officers.

     (b) Such amount has been calculated in accordance with Internal Revenue Service requirements.

     (c) When we hired Mr. Taylor in January 2005, and as provided in our employment agreement with Mr. Taylor, we agreed to provide certain "one-time" benefits to him in order to retain his services. These benefits included allowing Mr. Taylor to select a company vehicle, payment of relocation expenses and the reimbursement to him of an amount equal to three regularly scheduled mortgage payments on his prior residence. Such amount includes the reimbursement to Mr. Taylor of $20,000 for his relocation expenses and $9,664 in reimbursement of three mortgage payments made by Mr. Taylor for his prior residence.

(4) On January 1, 2004, we employed Mr. Sparkman as our Director of Investor Relations. He served in this capacity until March 2004 when he was elected to serve as interim President and Chief Executive Officer following the death of Wayne L. Vinson, our former President, Chief Executive Officer and a director. The salary paid to Mr. Sparkman during 2004 was paid under an oral arrangement between Mr. Sparkman and us. As a result of Mr. Taylor's employment by us and the increase in his responsibilities following his employment, Mr. Sparkman's annual salary was reduced to $110,000 in August 2005. Mr. Sparkman retired from his employment with us and as Chairman effective as of December 31, 2005.

(5) When we acquired SCS on January 3, 2005, Mr. Hensley retained and has continued in his position as President of SCS.

(6)  Mr. Hazlett became an executive officer in June 2005.

Bonus Program

     We have established a cash bonus program for our officers and selected senior managers. For annual periods beginning after December 31, 2004, program participants are eligible for cash awards based upon the attainment of certain pre-determined financial, operational and personal performance parameters. Our Compensation Committee will review our operating history, each participant's bonus-based performance and the recommendations of the President and determine whether or not any bonuses should be paid under the program. If so, the Board of Directors, upon recommendation of the Compensation Committee, will determine the amounts to be paid, with any bonus being paid after the completion of the final audit of the fiscal year. The Board of Directors may change or discontinue the bonus program at any time.

Option Grants in Last Fiscal Year

     Although we use stock options as part of the overall compensation of Directors, officers and employees, Stephen C. Taylor was the only named executive officer that was granted a stock option during 2005. In the following table, we show certain information about the stock option granted to Mr. Taylor.

                      Option/SAR Grants in Last Fiscal Year

                                                                                                    Potential Realizable
                                          Individual Grants                                           Value at Assumed
                          --------------------------------------------------                          Annual Rates of
                            Number of       Percent of Total                                            Stock Price
                           Securities         Options/SARs                                            Appreciation for
                           Underlying          Granted to        Exercise or                           Option Term(1)
                          Options/Sars        Employees in        Base Price      Expiration       -----------------------
Name                       Granted (#)        Fiscal Year           ($/Sh)           Date             5%            10%
----                      --------------    -----------------    -----------    ---------------    ---------     ---------
Stephen C. Taylor ....      45,000(2)             100%              9.22         August 24, 2015   $260,929       $661,244

----------

(1) These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. There is no assurance that the amounts reflected in this table will be achieved.

(2) A nonstatutory stock option to purchase 45,000 shares of common stock was granted to Mr. Taylor on August 24, 2005. The option is exercisable in three equal annual installments, commencing on January 13, 2006. For additional information about the stock option granted to Mr. Taylor and our compensation agreement with him, you should refer to "- Compensation Agreements with Management" below.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth, as of and for the year ended December 31, 2005, information pertaining to stock option exercises and fiscal year end values of stock options held by the named executive officers.

                                                               Number of Unexercised              Value of Unexercised
                                                               Securities Underlying                  In-the-Money
                              Shares                              Options/SARs at                   Options/SARS at
                             Acquired                             Fiscal Year End                Fiscal Year End ($)(2)
                                On           Value         -------------------------------    -----------------------------
         Name                Exercise     Realized($)(1)   Exercisable      Unexercisable     Exercisable     Unexercisable
------------------------    ----------    --------------   ------------    ---------------    -----------    --------------
Stephen C. Taylor ......        --             --               --              45,000             --            348,300

Wallace C. Sparkman ....        --             --               --                --               --               --

Paul D. Hensley ........        --             --               --                --               --               --

Earl R. Wait ...........        --             --             15,000              --            205,650             --

James R. Hazlett .......        --             --               --                --               --               --

S. Craig Rogers ........        --             --             12,000              --            164,520             --

----------

(1) The value realized is equal to the fair market value of a share of common stock on the date of exercise, less the exercise price of the stock options exercised.

(2) The value of unexercised in-the-money options is equal to the fair market value of a share of common stock at fiscal year-end ($16.96 per share), based on the closing price of the common stock, less the exercise price.

Compensation of Directors

     Our Directors who are not employees are paid $2,500 per quarter, and the Chairman of the Audit Committee receives an additional $1,250 per quarter. As additional compensation for their services during the preceding year, our non-employee Directors are also granted, on or about December 31 of each year, a non-statutory stock option to purchase 2,500 shares of our common stock at the then market value. Under this stock option policy, on December 30, 2005, we granted to each of our four non-employee Directors a stock option to purchase 2,500 shares of our common stock at an exercise price of $16.96 per share, the fair market value of our common stock on the date of grant. The stock options granted on December 30, 2005 are exercisable immediately and expire ten years from the date of grant. We also reimburse our Directors for accountable expenses incurred on our behalf.

1998 Stock Option Plan

     Our 1998 Stock Option Plan provides for the issuance of options to purchase up to 150,000 shares of our common stock. The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and consultants and to promote the success of our business. The plan is administered by the Compensation Committee of the Board of Directors. At its discretion, the Compensation Committee may determine the persons to whom options may be granted and the terms upon which such options will be granted. In addition, the Compensation Committee may interpret the plan and may adopt, amend and rescind rules and regulations for its administration. At May 1, 2006, stock options to purchase a total of 101,002 shares of our common stock were outstanding under the 1998 Stock Option Plan, which includes 10,000 shares underlying stock options granted on December 30, 2005 to our four non-employee Directors under the compensation arrangements described above under "-- Compensation of Directors." As described below under "-- Compensation Agreements with Management", one additional stock option to purchase 45,000 shares of common stock, which was not granted under the 1998 Stock Option Plan, and which was granted without stockholder approval, was also outstanding at that same date. A total of 9,500 shares of common stock were available at May 1, 2006 for future grants of stock options under the 1998 Stock Option Plan.

Equity Compensation Plans

     The following is a table with information regarding our equity compensation plans as of December 31, 2005:

                                                                                                   (c)
                                           (a)                 (b)                        Number of Securities
                                   Number of Securities         Weighted-average         Remaining Available for
                                   to be Issued Upon           Exercise Price of       Future Issuance Under Equity
                                      Exercise of                 Outstanding               Compensation Plans
                                  Outstanding Options,         Options, Warrants          (Excluding Securities
       Plan Category               Warrants and Rights            and Rights             Reflected in Column (a))
-----------------------------    -----------------------      --------------------    ------------------------------
Equity compensation
plans approved by
security holders ............            101,668                     $7.01                        9,500

Equity compensation
plans not approved by
security holders ............             99,028                     $5.61                          --

Total .......................            200,696                     $6.32                        9,500

Compensation Agreements with Management

     On August 24, 2005, we entered into a three year employment agreement with Stephen C. Taylor to serve as our President and Chief Executive Officer. The employment agreement provides for an annual base salary of $155,000; an annual bonus of up to 45% of Mr. Taylor's annual base salary; four weeks of vacation each year; a vehicle allowance; moving expense reimbursement of up to $20,000; reimbursement for three monthly mortgage payments made by Mr. Taylor for his prior residence in Houston, Texas; and standard medical and other benefits provided to all of our employees. The agreement contains provisions restricting the use of confidential information, requiring that business opportunities and intellectual property developed by Mr. Taylor become our property; and prohibiting Mr. Taylor from competing with us during his employment and for the two years following the date he ceases to be employed by us within the areas consisting of Midland and Ector Counties, Texas, Tulsa County, Oklahoma and all adjacent counties. The agreement is subject to termination upon certain "fundamental changes;" the death or mental or physical incapacity or inability of Mr. Taylor; the voluntary resignation or retirement of Mr. Taylor; or the termination of Mr. Taylor's employment for "cause", within the meaning of the agreement. If Mr. Taylor's employment is terminated as the result of a fundamental change or other than for cause, he is entitled to receive a single lump sum cash payment equal to 200% of his base salary. As an inducement to obtain Mr. Taylor's services, we also agreed to grant to Mr. Taylor a stock option to purchase 45,000 shares of common stock. We granted the option to Mr. Taylor, without stockholder approval, on August 24, 2005. The option is exercisable in three equal annual installments, commencing on January 13, 2006. The per share exercise price of the option is $9.22, the fair market value of our common stock on January 13, 2005, the date we initially hired Mr. Taylor. The option expires ten years from the date of grant.

     When we acquired SCS on January 3, 2005, Paul D. Hensley, one of the former stockholders of SCS, entered into a three year employment agreement with SCS to serve as the President of SCS. Mr. Hensley is also currently a director of SCS and a Director of Natural Gas Services Group, Inc. The employment agreement provides for an annual base salary in the amount of $126,700 and participation by Mr. Hensley in our employee benefit plans. The agreement also contains provisions restricting the use of confidential information; requiring that business opportunities and intellectual property developed by Mr. Hensley become the property of SCS; and prohibiting Mr. Hensley from competing with us within an area consisting of Tulsa County, Oklahoma and all adjacent counties. The agreement may be terminated by us for "cause", within the meaning of the agreement, and automatically terminates upon the occurrence of any "fundamental change" with respect to SCS or Natural Gas Services Group. The agreement also automatically terminates upon the death, voluntary resignation or retirement of Mr. Hensley or the inability of Mr. Hensley to perform his duties for a consecutive period of 120 days or a non-consecutive period of 180 days during any twelve month period.

     On January 3, 2005, James R. Hazlett, one of the former stockholders of SCS, also entered into a three year employment agreement with SCS to continue in his position as a Vice President of SCS. In June 2005, Mr. Hazlett also became Vice President-Technical Services of Natural Gas Services Group. The employment agreement provides for an annual base salary in the amount of $105,000 and participation by Mr. Hazlett in our employee benefit plans. The agreement contains provisions restricting the use of confidential information; requiring that business opportunities and intellectual property developed by Mr. Hazlett become the property of SCS; and prohibiting Mr. Hazlett from competing with us within an area consisting of Tulsa County, Oklahoma and all adjacent counties. The agreement may be terminated by us for "cause", within the meaning of the agreement, and automatically terminates upon the occurrence of any "fundamental change" with respect to SCS or Natural Gas Services Group. The agreement also automatically terminates upon the death, voluntary resignation or retirement of Mr. Hazlett or the inability of Mr. Hazlett to perform his duties for a consecutive period of 120 days or a non-consecutive period of 180 days during any twelve month period.

     On October 13, 2003, we entered into an employment agreement with William
R. Larkin. The contract's initial term of employment was from October 13, 2003 to April 13, 2005, and currently continues until terminated by either party upon thirty days advance written notice. The contract provides for an annual base salary of not less than $90,000 per year, participation in our bonus program and other normal company benefits. In addition to customary confidentiality provisions, the contract further provides that any and all inventions, designs, improvements and discoveries made by Mr. Larkin will belong to us. If terminated, Mr. Larkin is entitled to severance pay in an amount equal to three months of base salary.

     On January 1, 2004, we employed Wallace C. Sparkman as our Director of Investor Relations. Upon the death of Wayne L. Vinson in March 2004, Mr. Sparkman was elected to serve as our interim President and Chief Executive Officer. Mr. Sparkman served as our President and Chief Executive Officer until January 13, 2005, when we hired Stephen C. Taylor to serve in these capacities. After January 13, 2005, Mr. Sparkman assisted us with the transition of Mr. Taylor into the roles of President and Chief Executive Officer and resumed his investor relations duties. On June 14, 2005, Mr. Sparkman was elected to replace Wallace O. Sellers as Chairman of the Board of Directors following Mr. Seller's retirement. Under our oral arrangement with Mr. Sparkman, he served as an at-will employee with a base salary of $120,000 per year. This arrangement was terminated on December 31, 2005 when Mr. Sparkman retired from employment with us and as Chairman of the Board and a member of our Board of Directors. Upon the announcement of his retirement, we entered into a Retirement Agreement with Mr. Sparkman. Under this agreement, we agreed that Mr. Sparkman would remain eligible for the 2005 fiscal year for participation in our cash bonus program. We also agreed to pay Mr. Sparkman a one-time cash bonus in the amount of $30,000, and pay six months of insurance premiums to maintain supplemental Medicare insurance coverage for himself and his wife. We estimate that the amount of these insurance premium reimbursements will be approximately $4,700. Having expressed interest in pursuing other business ventures, we requested, and Mr. Sparkman agreed, that he would not compete with us for a period of one year following the date he retired within the areas consisting of Midland and Ector Counties, Texas, Tulsa County, Oklahoma and all adjacent counties.

Certain Relationships and Related Transactions

     Acquisition of Screw Compression Systems, Inc.

     In October 2004, we entered into a Stock Purchase Agreement with Screw Compression Systems, Inc. or "SCS", and the three stockholders of SCS, Paul D. Hensley, James R. Hazlett and Tony Vohjesus. Under this agreement, we purchased all of the outstanding shares of capital stock of SCS from Messrs. Hensley, Hazlett and Vohjesus. Mr. Hensley is currently the president of SCS and a Director of Natural Gas Services Group. Mr. Hazlett became Vice President - Technical Services of Natural Gas Services Group in June 2005 and also continues to serve as a vice president of SCS. Mr. Vohjesus remains employed by SCS as a vice president. The acquisition was completed on January 3, 2005 and SCS is now operated as a wholly owned subsidiary of Natural Gas Services Group.

     Under terms of the Stock Purchase Agreement, we appointed Mr. Hensley as a Director of Natural Gas Services Group in January, 2005 to fill a vacancy existing on its Board of Directors, to hold office until the 2005 annual meeting of shareholders. Mr. Hensley was nominated for election as a Director at the 2005 annual meeting of shareholders and was elected as a Director at the annual meeting of shareholders held in June 2005.

     Based on Mr. Hensley's pro rata ownership of SCS, he received $5.6 million in cash; 426,829 shares of Natural Gas Services Group common stock; and a promissory note issued by Natural Gas Services Group in the original principal amount of $2.1 million, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the aggregate face amount of $1.4 million. Mr. Hazlett received $800,000 in cash; 60,976 shares of Natural Gas Services Group common stock; and a promissory note in the original principal amount of $300,000, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the aggregate face amount of $200,000. Mr. Vohjesus received $1,600,000 in cash; 121,951 shares of Natural Gas Services Group common stock; and a promissory note in the principal amount of $600,000, bearing interest at the rate of 4.00% per annum, maturing January 3, 2008 and secured by a letter of credit in the aggregate fact amount of $400,000. The promissory notes are payable in three equal annual installments, with the first installments being due and payable on January 3, 2006. Subject to the consent of the holder of each respective note, principal payments may be made by Natural Gas Services Group in shares of common stock valued at the average daily closing prices of the common stock on the American Stock Exchange for the twenty consecutive trading days commencing thirty days before the due date of the principal payment, or by combination of cash and shares of common stock.

     Under terms of a Stockholders' Agreement entered into as required by the Stock Purchase Agreement, for a period of two years following the closing, each of Messrs. Hensley, Hazlett and Vohjesus has the right, subject to certain limitations, to include or "piggyback" the shares of common stock he received in the transaction in any registration statement we file with the Securities and Exchange Commission. The Stockholders' Agreement also provides that Messrs. Hensley, Hazlett and Vohjesus will not for a period of three years acquire or agree, offer, seek or propose to acquire beneficial ownership of any assets or businesses or any additional securities issued by us, or any rights or options to acquire such ownership; contest any election of directors by the stockholders of Natural Gas Services Group; or induce or attempt to induce any other person to initiate any shareholder proposal or a tender offer for any of our voting securities; or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

     Guarantees of Indebtedness

     In March 2001, we issued warrants that will expire on December 31, 2006 to purchase shares of our common stock at $2.50 per share to the following persons for guaranteeing the amount of our debt indicated:

                                                                        Number of Shares          Amount of Debt
     Name                                                             Underlying Warrants           Guaranteed
     ----                                                            -----------------------    -------------------
     Wallace O. Sellers(1) ....................................             21,936                   $548,399
     Wallace C. Sparkman(2) ...................................             21,467                   $536,671
     CAV-RDV, Ltd.(3) .........................................             15,756                   $393,902
     Richard L. Yadon .........................................              9,365                   $234,121

     ----------

     (1) Mr. Sellers served as a Director from December 1998 until June 2005 after declining to stand for re-election at the 2005 annual meeting of shareholders because of health reasons.

     (2) Mr. Sparkman transferred such warrants to Diamond S DGT Trust, a trust of which Mr. Sparkman's son, Scott W. Sparkman, is the trustee and a beneficiary. Scott W. Sparkman served as Secretary of Natural Gas Services Group from 1998 until his resignation on April 3, 2006.

     (3) CAV-RDV, Ltd. is a limited partnership that was controlled by Wayne L. Vinson, our former President, Chief Executive Officer and a director.

     All of the guaranties were released by our bank lender upon completion of our initial public offering in October 2002.

     In April 2002, we issued five year warrants to purchase shares of our common stock at $3.25 per share to each of the following persons for guaranteeing a portion of our bank debt as follows:

                                                                        Number of Shares          Amount of Debt
     Name                                                             Underlying Warrants           Guaranteed
     ----                                                            -----------------------    -------------------
     Wallace O. Sellers .......................................              9,032                   $451,601
     CAV-RDV, Ltd. ............................................              2,122                   $106,098
     Richard L. Yadon .........................................              5,318                   $265,879

     All of the guaranties were released by our bank lender in June 2003.

     During the period from March 2001 to September 2005, Wayne L. Vinson, Earl
R. Wait and Wallace C. Sparkman also guaranteed payment of approximately $197,000, $84,000 and $92,000, respectively, of additional obligations to third party vendors when we acquired vehicles, equipment and software. The last of these obligations was satisfied in September 2005, and none of the guaranties remain in effect. No warrants or other consideration was given by us to Messrs. Vinson, Wait or Sparkman in exchange for their guaranties of these vendor obligations.

Consulting Fees

     During 2002 and 2003, we paid management consulting fees to LaSabre Services, Inc., a corporation owned and controlled by Wallace C. Sparkman, our former Chairman of the Board of Directors and Chief Executive Officer. We paid approximately $109,000 for these services in 2003. We terminated these payments to LaSabre at the end of December 2003 when Mr. Sparkman became an employee of Natural Gas Services Group in January 2004, as described above under "-Compensation Agreements With Management."

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 26, 2006, the beneficial ownership of our common stock by (i) each of our directors (and nominees for director), (ii) each of our executive officers; (iii) all of our executive officers and directors (and nominees) as a group; and (iv) each person known by us to beneficially own more than five percent of our common stock. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his spouse, with respect to the shares set forth opposite his name.

                                                                                                  Percent
        Name and Address                                     Amount and Nature                      Of
       of Beneficial Owner                               of Beneficial Ownership(1)                Class
  ------------------------------                         ---------------------------            ------------
Alan A. Baker                                                          --                           --
2702 Briar Knoll Court
Sugar Land,  Texas  77479

Charles G. Curtis                                                   83,000(2)                        *
1 Penrose Lane
Colorado Springs, Colorado 80906

Paul D. Hensley                                                    326,829                         2.74%
3005 N. 15th Street
Broken Arrow,  Oklahoma  74012

William F. Hughes, Jr.                                             199,500(3)                      1.67%
42921 Normandy Lane
Lancaster, California  93536

Gene A. Strasheim                                                    8,500(4)                        *
165 Huntington Place
Colorado Springs,  Colorado 80906

Stephen C. Taylor                                                   15,000(5)                        *
2911 South County Road 1260
Midland, Texas  79706

Richard L. Yadon                                                   276,683(6)                      2.32%
4444 Verde Glen Ct.
Midland,  Texas 79707

William R. Larkin                                                     --                            --
2911 South County Road 1260
Midland, Texas  79706

S. Craig Rogers                                                     14,125(7)                        *
2911 South County Road 1260
Midland,  Texas  79706

Earl R. Wait                                                        45,520(8)                        *
2911 South County Road 1260
Midland,  Texas 79706

James R. Hazlett                                                    50,976                           *
2911 South County Road 1260
Midland, Texas  79706

All  directors  (and  nominees)  and executive
officers as a group (11 persons)                                 1,020,133(9)                      8.46%

----------

*    Less than one percent.

(1) The number of shares listed includes all shares of common stock owned by, or which may be acquired within 60 days of April 26, 2006 upon the exercise of warrants and stock options held by the shareholder (or group). Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission.

(2) Includes 40,000 shares of common stock that may be acquired upon the exercise of warrants and 10,000 shares that may be acquired upon the exercise of stock options granted under our 1998 Stock Option Plan.

(3) Includes 190,500 shares of common stock indirectly owned by Mr. Hughes through the William and Cheryl Hughes Family Trust and 7,500 shares that may be acquired upon the exercise of stock options granted under our 1998 Stock Option Plan. Mr. and Mrs. Hughes are co-trustees of the William and Cheryl Hughes Family Trust and have shared voting and investment powers with respect to the shares held by the trust. Mr. and Mrs. Hughes are beneficiaries of the trust along with their two children.

(4) Includes 5,000 shares of common stock that may be acquired upon exercise of stock options granted under our 1998 Stock Option Plan.

(5) Includes 15,000 shares of common stock that may be acquired upon exercise of a stock option granted to Mr. Taylor as an inducement for his employment.

(6) Includes 14,683 shares of common stock that may be acquired upon the exercise of warrants and 7,500 shares that may be acquired upon the exercise of stock options granted under our 1998 Stock Option Plan.

(7) Includes 12,000 shares of common stock that may be acquired upon the exercise of a stock option granted under our 1998 Stock Option Plan.

(8) Includes 15,000 shares of common stock that may be acquired upon exercise of a stock option granted under our 1998 Stock Option Plan.

(9) Includes 72,000 shares of common stock that may be acquired upon the exercise of stock options and 54,683 shares that may be acquired upon the exercise of warrants to purchase common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and officers to file periodic reports of beneficial ownership with the Securities and Exchange Commission. These reports show the Directors' and officers' ownership, and the changes in ownership, of common stock and other equity securities of Natural Gas Services Group.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto furnished to us for 2005, certain of our Directors and officers did not file on a timely basis reports of transactions in our equity securities required by
Section 16(a) of the Securities Exchange Act of 1934. These transactions and related reports are described in the following paragraphs.

     On June 14, 2005, James R. Hazlett was appointed Vice President - Technical Services. A Form 3 Report reflecting Mr. Hazlett's appointment as an officer was filed on October 5, 2005, or 103 days late.

     On August 4, 2005, S. Craig Rogers exercised a warrant to purchase 1,000 shares of common stock. A Form 4 Report reflecting the exercise of the warrant was filed on September 29, 2005, or 52 days late.

     On September 1, 2005, William R. Larkin exercised an option to purchase 4,000 shares of common stock. On September 6, 2005, 3,000 of such shares were sold in open market transactions, and the remaining 1,000 shares were sold in an open market transaction on September 7, 2005. Mr. Larkin reported these transactions in a Form 4 Report filed with the Securities and Exchange Commission on September 29, 2006. The report of the option exercise was 24 days late; the report of the sale of 3,000 shares of common stock on September 6, 2005 was 21 days late; and the report of the sale of 1,000 shares of stock on September 7, 2005 was 17 days late.

     On August 29, 2005, William F. Hughes exercised a warrant to purchase 60,000 shares of common stock. A Form 4 Report reporting the exercise of the warrant was filed on September 6, 2005, or 6 days late.

                          REPORT OF THE AUDIT COMMITTEE

     Our Audit Committee is responsible for overseeing the integrity of Natural Gas' financial statements; financial reporting processes; compliance with legal and regulatory requirements; the independent auditor's qualifications and independence; and the performance of Natural Gas' internal accounting functions and independent auditors.

     Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an independent accountants' report on such financial statements. The Audit Committee reviews with management our consolidated financial statements; reviews with the independent accountants their independent accountants' report; and reviews the activities of the independent accountants. The Audit Committee selects our independent accountants each year. The Audit Committee also considers the adequacy of our internal controls and accounting policies. The chairman and members of the Audit Committee are all independent directors of our Board of Directors within the meaning of Section 121(A) of the listing standards of the American Stock Exchange.

     The Audit Committee has reviewed and discussed our audited financial statements with management of Natural Gas Services Group. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants matters pertaining to their independence. Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2005 for filing with the Securities and Exchange Commission. The Audit Committee and Board of Directors has also selected Hein & Associates LLP as our independent accountants for the fiscal year ending December 31, 2006.

                                Respectfully submitted by the Audit Committee,

                                Gene A. Strasheim, Chairman
                                Charles G. Curtis
                                William F. Hughes, Jr.
                                Richard L. Yadon

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has reappointed the firm of Hein & Associates LLP as independent auditors for the fiscal year ending December 31, 2006. Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement at the annual meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

Principal Accountant Fees

     Our principal accountant for the fiscal years ended December 31, 2005 and 2004 was Hein & Associates LLP.

     Audit Fees

     The aggregate fees billed for professional services rendered by Hein & Associates LLP for the audit of our financial statements for our fiscal years ended December 31, 2005 and 2004 and for the review of our financial statements in our Forms 10-QSB for the fiscal quarters in such fiscal years were $177,278 and $82,172, respectively. These fees also include update audit procedures performed by Hein & Associates LLP for the issuance of consents for the inclusion of their audit opinions in registration statements we filed with the SEC during these years.

     Audit-Related Fees

     The aggregate fees billed for assurance and related services by Hein & Associates LLP during the fiscal years ended December 31, 2005 and 2004 were approximately $154,851 and $67,000, respectively. These fees were mainly related to the audits for our acquisition of Screw Compression Systems, Inc., procedures performed in connection with a registration statement on Form S-1 filed with the Securities and Exchange Commission and consultation regarding Sarbanes-Oxley internal controls implementation.

     Tax Fees

     The aggregate fees billed for professional services rendered by Hein & Associates LLP for the fiscal year ended December 31, 2004 for tax compliance, tax advice and tax planning were $18,330. The nature of the services comprising these fees included the review of our 2004 tax return. We were not billed for such services during the year ended December 31, 2005.

     All Other Fees

     No other fees were billed by Hein & Associates LLP during our fiscal years ended December 31, 2004 and 2005.

     As of the date of this proxy statement, our Audit Committee had not established general pre-approval policies and procedures for the engagement of our principal accountant to render audit or non-audit services. However, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and because we do not have a general pre-approval policy, our Audit Committee, as a whole, specifically pre-approves each audit or non-audit service before our accountant is engaged to provide those services.

     Certain rules of the Securities and Exchange Commission provide that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, subject, however, to a de minimus exception contained in the rules. The Audit Committee pre-approved all services provided by Hein & Associates LLP in 2005 and the de minimus exception was not used.

              PROPOSAL 2 - AMENDMENT OF THE 1998 STOCK OPTION PLAN

Description of the Proposed Amendments

     On December 18, 1998, the Board of Directors adopted the 1998 Stock Option Plan of Natural Gas Services Group, Inc. (the "1998 Plan"), and directed that the 1998 Plan be submitted to the shareholders for approval. The 1998 Plan became effective when it received such approval on December 18, 1998.

     On May 9, 2006, the Compensation Committee of the Board of Directors voted to amend the 1998 Plan and on May 9, 2006, the Board of Directors directed that such amendments be submitted for the approval of shareholders at the 2006 Annual Meeting of Shareholders. Such amendments will become effective if a majority of the votes cast are in favor of the proposal. If the amendments are not approved, the 1998 Plan will remain in force as originally adopted.

     The proposed amendments change the 1998 Plan in five principal respects as follows:

     1. The number of shares of common stock authorized for issuance under the 1998 Plan will be increased from 150,000 to 550,000 shares of common stock.

     2. The Compensation Committee will have a longer period during which it may grant options. The 1998 Plan, prior to amendment, provided that no grants could be made after December 17, 2008. As provided in the amendment, options can be granted until March 1, 2016.

     3. The 1998 Plan, prior to amendment, provided that the exercise price of incentive stock options granted to employees who do not own more than 10% of our common stock would be not less than 140% of the fair market value per share of our common stock on the date of grant. The amendment provides that the exercise price of incentive stock options granted to such employees under the 1998 Plan will be not less than 100% of the fair market value of our common stock on the date of grant.

     4. The 1998 Plan, prior to amendment, contained a provision allowing the Compensation Committee to increase, without shareholder approval, the number of shares of stock subject to the 1998 Plan from 150,000 shares to 400,000 shares. This provision of the 1998 Plan is eliminated in the amendment.

     5. The 1998 Plan, prior to amendment, provided that the Compensation Committee, in its sole discretion, could provide an optionee with the right to exchange, in a cashless transaction, all or part of a stock option for shares of our common stock on terms and conditions determined by the Compensation Committee. This provision of the 1998 Plan could potentially result in adverse accounting consequences under FASB Statement No. 123(R), which was recently adopted by Natural Gas Services Group. Therefore, this provision of the 1998 Plan is eliminated in the amendment.

     The purposes of the 1998 Plan, which are unchanged by the proposed amendment, are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

Summary Description of the 1998 Plan

     The following summary of the 1998 Plan, as amended, is qualified in its entirety by reference to the text of the 1998 Plan, as amended, which is attached as Exhibit A. The 1998 Plan has been and will continue to be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full and final authority, in its discretion, to grant incentive stock options or nonstatutory stock options, to select the persons who would be granted stock options and determine the number of shares subject to each option, the duration and exercise period of each option and the terms and conditions of each option granted.

     The major provisions of the 1998 Plan as amended are as follows:

          Eligibility. The Compensation Committee is authorized to grant stock options to any person selected by the Compensation Committee, including employees, officers who are also directors of Natural Gas Services Group, directors who are not employees of Natural Gas Services Group and consultants. Incentive stock options may be granted only to employees of Natural Gas Services Group.

          Option Price. The option exercise price for shares of common stock issued upon exercise of an option is such price as is determined by the Compensation Committee. However, for incentive stock options granted to employees the option price will be not less than 100% of the fair market value of the Company's common stock on the date the option is granted, except that if an incentive stock option is granted to an employee who owns more than 10% of Natural Gas' outstanding common stock, the option price will be not less than 110% of the fair market value of the common stock on the date of grant. Fair market value for purposes of the 1998 Plan is the closing price of the common stock as reported on the American Stock Exchange on the relevant date.

          Duration of Options. Each stock option will terminate on the date fixed by the Compensation Committee, which shall be not more than ten years after the date of grant. However, in the case of an incentive stock option granted to an employee who, at the time the option is granted, owns stock representing more than 10% of the outstanding stock of Natural Gas Services Group, the term of the option will be five years from the date of grant or such shorter time as may be provided in the stock option agreement.

          Exercise Period. In the case of incentive stock options, if an optionee's employment is terminated for any reason, except death or disability, the optionee has three months in which to exercise an option (but only to the extent exercisable on the date of termination) unless the option by its terms expires earlier. If the employment of the optionee terminates by reason of total and permanent disability, the option may be exercised during the period of twelve months following termination of employment. If an optionee dies while an employee or within three months from the date of termination, the right to exercise shall terminate twelve months from the date of death. The options terminate immediately prior to the dissolution or liquidation of Natural Gas Services Group, unless the Compensation Committee gives each optionee the right to exercise his option as to all or any part of the option, including shares as to which the option would not otherwise be exercisable. If Natural Gas Services Group sells all or substantially all of its assets or merges with or into another entity in a transaction in which it is not the survivor, options will be assumed or an equivalent option will be substituted by the successor corporation, unless the Compensation Committee determines that the optionee has the right to exercise the option as to all of the shares, including shares as to which the option would not otherwise be exercisable. The Compensation Committee has the right to alter the terms of any option at grant or while outstanding pursuant to the terms of the 1998 Plan.

          Payment. Payment for stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. The Compensation Committee may, in its discretion, permit payment for the exercise price to be made in cash, check, other shares of common stock having a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which the option is exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares as permitted under the Colorado Business Corporation Act. Additionally, the Compensation Committee may permit the exercise of an option as a "net issuance" or "cashless" transaction on terms and conditions established by the Compensation Committee.

          Shares That May Be Issued under the 1998 Plan. A maximum of 550,000 shares of Natural Gas' common stock, as may be adjusted as described below, may be issued upon exercise of stock options granted under the 1998 Plan. This number includes the number of shares of Natural Gas' common stock originally authorized in 1998 (150,000 shares). Consequently, a total of 400,000 additional shares will be authorized pursuant to the proposed amendment. The 400,000 additional shares available represent approximately 3.35% of Natural Gas' common stock issued and outstanding on April 26, 2006. At the date of this proxy statement, 140,500 shares of common stock have already been issued or are subject to currently outstanding stock options, leaving 9,500 shares of common stock available from the 150,000 shares originally authorized. The number of shares available under the 1998 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued will then become available for additional grants of options.

          Estimate of Benefits. The number of stock options that will be awarded to Natural Gas' Chief Executive Officer and the other four most highly compensated executive officers of Natural Gas Services Group under the 1998 Plan are not currently determinable. Information regarding awards to Natural Gas' Chief Executive Officer and the other four most highly compensated executive officers in 2005 is provided on page 14 of this proxy statement. In addition, stock options to purchase a total of 10,000 shares were granted in December 2005 to directors who are not employees.

Federal Income Tax Consequences

     Incentive Stock Options. Some of the options granted under the 1998 Plan may constitute "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under present federal tax regulations, there will be no federal income tax consequences to either Natural Gas Services Group or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal income tax consequences to Natural Gas Services Group. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the common stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under
Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of common stock acquired through an ISO within one year of the ISO's date of exercise, any gain realized upon a subsequent disposition of common stock will constitute long-term capital gain to the optionee. If an optionee disposes of the common stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the option price or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. An additional gain upon such disposition will be taxed as short-term capital gain. Natural Gas Services Group will receive a deduction in the amount equal to the amount constituting ordinary income to an optionee.

     Nonstatutory Options. Certain stock options which do not constitute ISOs ("nonstatutory options") may also be granted under the 1998 Plan. Under present federal income tax regulations, there will be no federal income tax consequences to either Natural Gas Services Group or the optionee upon the grant of a nonstatutory option. However, the optionee will realize ordinary income upon the exercise of a nonstatutory option in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of such option over the option price, and Natural Gas Services Group will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such common stock will constitute short- or long-term capital gain, depending on the optionee's holding period.

     The federal income tax consequences described in this section are based on laws and regulations in effect on the date of this proxy statement, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

Termination of and Amendments to the 1998 Plan

     The Board of Directors may terminate or amend the 1998 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of common stock of Natural Gas Services Group may be allocated to the 1998 Plan and no change in the class of employees eligible to receive incentive stock options or any other material amendment to the 1998 Plan may be made without the approval of the shareholders.

Market Price of the Company's Common Stock

     The closing market price of Natural Gas' common stock as reported on the American Stock Exchange for May 9, 2006 was $17.56 per share.

Recommendation of the Board of Directors

     The Board believes the proposed amendments to the 1998 Plan are in the best interests of Natural Gas Services Group and its shareholders, as the availability of an adequate number of shares reserved for grant under the 1998 Plan and the other amended terms described above will assist in the recruitment and retention of the best available personnel.

     The Board of Directions of Natural Gas Services Group recommends a vote FOR the proposal to amend the 1998 Stock Option Plan. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

                              SHAREHOLDER PROPOSALS

     Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2007 annual meeting of shareholders, the proposal must be received by us at our principal executive offices at 2911 South County Road 1260, Midland, Texas 79706 by January 13, 2007, unless the date of our 2007 annual meeting of shareholders is more than 30 days from the anniversary date of our 2006 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2007 annual meeting of shareholders. The proposal should be sent to the attention of the Secretary of Natural Gas Services Group.

     The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to introduce an item of business at an annual meeting of shareholders. A proposal may not be presented at the 2007 annual meeting and no persons may be nominated for election to the Board at that meeting unless we receive notice of the proposal or nomination no later than March 29, 2007. Your notice should be addressed to President, Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706. Your notice must comply with the requirements set forth in our bylaws, a copy of which may be obtained from the Secretary of Natural Gas Services Group.

     In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

             SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Because of Natural Gas' small size, to date we have not developed formal processes by which shareholders may communicate directly with directors. Instead, we believe that our informal process permitting communications to be sent to the Board of Directors either generally or in care of a corporate officer, has served the shareholders' needs. Until formal procedures are developed and posted on our website (www.ngsgi.com), any communication to the Board of Directors may be mailed to the Board, in care of the President of Natural Gas Services Group, Inc. at 2911 South County Road 1260, Midland, Texas 79706. Shareholders should clearly note on the mailing envelope that the letter is a "Shareholder-Board Communication." All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The Secretary of Natural Gas will make copies of all such communications and circulate them to the appropriate director or directors.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by Natural Gas Services Group. In addition to soliciting proxies by mail, Natural Gas Services Group and its directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. Banks, brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of Natural Gas' shares held of record by such persons and Natural Gas Services Group will reimburse them for their charges and expenses in this connection.

                                  OTHER MATTERS

     Our Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the person's names in the enclosed proxy card will vote such proxy according to their judgment on such matters.

     You may obtain our 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005 without charge upon written request to Stephen C. Taylor, President, at Natural Gas Services Group, Inc., 2911 South County Road 1260, Midland, Texas 79706. In addition, the exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 may be obtained by any shareholder upon written request to Mr. Taylor.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Stephen C. Taylor
                                        Chairman of the Board, President and
                                        Chief Executive Officer


Midland, Texas
May 18, 2006

                                                                       Exhibit A

                        NATURAL GAS SERVICES GROUP, INC.
                             1998 STOCK OPTION PLAN

                           (as amended on May 9, 2006)

1. Purposes of this Plan. The purposes of this 1998 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company's business. Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written stock option agreement.

2. Definitions. As used herein, the following definitions shall apply:

     a. "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company if no Committee is appointed.

     b. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     c. "Common Stock" shall mean the $0.01 par value common stock of the Company.

     d. "Company" shall mean Natural Gas Services Group, Inc., a Colorado corporation.

     e. "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of this Plan, if one is appointed, or the Board if no committee is appointed.

     f. "Consultant" shall mean any person who is engaged by the Company or by any Parent or Subsidiary to render consulting services and is compensated for such consulting services, but does not include a director of the Company who is compensated for services as a director only with the payment of a director's fee by the Company.

     g. "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     h. "Employee" shall mean any person, including officers and directors, employed by the Company or by any Parent or Subsidiary. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     i. "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted an Incentive Stock Option under this Plan.

     j. "Non-Employee Director" shall mean a director who:

          (i) Is not currently an officer (as defined in Section 16a-1(1) of the Securities Exchange Act of 1934, as amended) of the Company or of a Parent or Subsidiary or otherwise currently employed by the Company or by a Parent or Subsidiary.

          (ii) Does not receive compensation, either directly or indirectly, from the Company or from a Parent or Subsidiary, for services rendered as a Consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

          (iii) Does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

     k. "Nonstatutory Stock Option" shall mean an Option granted under this Plan which does not qualify as an Incentive Stock Option and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted a Nonstatutory Stock Option under this Plan. To the extent that the aggregate fair market value of Optioned Stock to which Incentive Stock Options granted under Options to an Employee are exercisable for the first time during any calendar year (under this Plan and all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options under this Plan. The aggregate fair market value of the Optioned Stock shall be determined as of the date of grant of each Option and the determination of which Incentive Stock Options shall be treated as qualified incentive stock options under Section 422 of the Code and which Incentive Stock Options exercisable for the first time in a particular year in excess of the $100,000 limitation shall be treated as Nonstatutory Stock Options shall be determined based on the order in which such Options were granted in accordance with Section 422(d) of the Code.

     l. "Option" shall mean an Incentive Stock Option, a Nonstatutory Stock Option or both as identified in a written Stock Option Agreement representing such stock option granted pursuant to this Plan.

     m. "Optioned Stock" shall mean the Common Stock subject to an Option.

     n. "Optionee" shall mean an Employee or other person who is granted an option.

     o. "Parent" shall mean a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

     p. "Plan" shall mean this 1998 Stock Option Plan.

     q. "Share" shall mean a share of the Common Stock of the Company, as adjusted in accordance with Section 11 of this Plan.

     r. "Stock Option Agreement" shall mean the agreement to be entered into between the Company and each Optionee which shall set forth the terms and conditions of each Option granted to each Optionee, including the number of Shares underlying such Option and the exercise price of each Option granted to such Optionee under such agreement.

     s. "Subsidiary" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to this Plan. Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under this Plan is 550,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for future grant under this Plan.

4. Administration of this Plan.

     a. Procedure. This Plan shall be administered by the Board or a Committee appointed by the Board consisting of two or more Non-Employee Directors to administer this Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe.

          (i) Once appointed, the Committee shall continue to serve until otherwise directed by the Board (which for purposes of this paragraph
     (a)(i) of this Section 4 shall be the Board of Directors of the Company). From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan.

          (ii) Members of the Board who are granted, or have been granted, Options may vote on any matters affecting the administration of this Plan or the grant of any Options pursuant to this Plan.

     b. Powers of the Board. Subject to the provisions of this Plan, the Board shall have the authority, in its discretion:

          (i) To grant Incentive Stock Options, in accordance with Section 422 of the Code, and Nonstatutory Stock Options or both as provided and identified in a separate written Stock Option Agreement to each Optionee granted such Option or Options under this Plan; provided however, that in no event shall an Incentive Stock Option and a Nonstatutory Stock Option granted to any Optionee under a single Stock Option Agreement be subject to a "tandem" exercise arrangement such that the exercise of one such Option affects the Optionee's right to exercise the other Option granted under such Stock Option Agreement;

          (ii) To determine, upon review of relevant information and in accordance with Section 8(b) of this Plan, the fair market value of the Common Stock;

          (iii) To determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with
     Section 8(a) of this Plan;

          (iv) To determine the Employees or other persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

          (v) To interpret this Plan;

          (vi) To prescribe, amend and rescind rules and regulations relating to this Plan;

          (vii) To determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

          (viii) To accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 7 of this Plan;

          (ix) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and

          (x) To make all other determinations deemed necessary or advisable for the administration of this Plan.

     c. Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other permissible holders of any Options granted under this Plan.

5. Eligibility.

     a. Persons Eligible. Options may be granted to any person selected by the Board. Incentive Stock Options may be granted only to Employees. An Employee, who is also a director of the Company, its Parent or a Subsidiary, shall be treated as an Employee for purposes of this Section 5. An Employee or other person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     b. No Effect on Relationship. This Plan shall not confer upon any Optionee any right with respect to continuation of employment or other relationship with the Company nor shall it interfere in any way with his right or the Company's right to terminate his employment or other relationship at any time.

6. Term of Plan. This Plan, as amended, became effective on June 21, 2006. It shall continue in effect until March 1, 2016, unless sooner terminated under
Section 13 of this Plan.

7. Term of Option. The term of each Option shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, if the Option is an Incentive Stock Option, the term of the Option shall be five years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

8. Exercise Price and Consideration.

     a. Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but the per Share exercise price under an Incentive Stock Option shall be subject to the following:

          (i) If granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall not be less than 110% of the fair market value per Share on the date of grant.

          (ii) If granted to any other Employee, the per Share exercise price shall not be less than 100% of the fair market value per Share on the date of grant.

     b. Determination of Fair Market Value. The fair market value per Share on the date of grant shall be determined as follows:

          (i) If the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or such other securities exchange designated by the Board, or admitted to unlisted trading privileges on any such exchange, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the fair market value shall be the closing price of the Common Stock as reported by such exchange or system on the day the fair market value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported;

          (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the fair market value shall be the average of the last reported highest bid and the lowest asked prices quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the day the fair market value is determined; or

          (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the fair market value shall be determined in such reasonable manner as may be prescribed by the Board.

     c. Consideration and Method of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other shares of Common Stock having a fair market value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the Colorado Business Corporation Act.

9. Exercise of Option.

     a. Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of this Plan.

     An Option may not be exercised for a fraction of a Share.

     An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment, as authorized by the Board, may consist of a consideration and method of payment allowable under Section 8(c) and this
Section 9(a) of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of the duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of this Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     b. Termination of Status as an Employee. In the case of an Incentive Stock Option, if any Employee ceases to serve as an Employee, he may, but only within such period of time not exceeding three months as is determined by the Board at the time of grant of the Option after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     c. Disability of Optionee. In the case of an Incentive Stock Option, notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within such period of time not exceeding 12 months as is determined by the Board at the time of grant of the Option from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     d. Death of Optionee. In the case of an Incentive Stock Option, in the event of the death of the Optionee:

          (i) During the term of the Option if the Optionee was at the time of his death an Employee and had been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise would have accrued had the Optionee continued living and remained in Continuous Status as an Employee 12 months after the date of death; or

          (ii) Within such period of time not exceeding three months as is determined by the Board at the time of grant of the Option after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise had accrued at the date of termination.

10. Nontransferability of Options. Unless permitted by the Code, in the case of an Incentive Stock Option, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of any Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another entity in a transaction in which the Company is not the survivor, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of 30 days from the date of such notice, and the Option will terminate upon the expiration of such period.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or other person to whom an Option is so granted within a reasonable time after the date of such grant. Within a reasonable time after the date of the grant of an Option, the Company shall enter into and deliver to each Employee or other person granted such Option a written Stock Option Agreement as provided in Sections 2(r) and 16 hereof, setting forth the terms and conditions of such Option and separately identifying the portion of the Option which is an Incentive Stock Option and/or the portion of such Option which is a Nonstatutory Stock Option.

13. Amendment and Termination of this Plan.

     a. Amendment and Termination. The Board may amend or terminate this Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of this Plan:

          (i) Any change in the designation of the class of Employees eligible to be granted Incentive Stock Options; or

          (ii) Any material amendment under this Plan that would have to be approved by the shareholders of the Company for the Board to continue to be able to grant Incentive Stock Options under this Plan.

     b. Effect of Amendment or Termination. Any such amendment or termination of this Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of legal counsel for the Company with respect to such compliance.

     As a condition to the existence of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and such other representations and warranties which in the opinion of legal counsel for the Company, are necessary or appropriate to establish an exemption from the registration requirements under applicable federal and state securities laws with respect to the acquisition of such Shares.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's legal counsel to be necessary for the lawful issuance and sale of any Share hereunder, shall relieve the Company of any liability relating to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Stock Option Agreement. Each Option granted to an Employee or other persons shall be evidenced by a written Stock Option Agreement in such form as the Board shall approve.

17. Shareholder Approval. Continuance of this Plan, as amended, shall be subject to approval by the shareholders of the Company on or before July 31, 2006.

18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under this Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

19. Gender. As used herein, the masculine, feminine and neuter genders shall be deemed to include the others in all cases where they would so apply.

20. CHOICE OF LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS PLAN AND THE INSTRUMENTS EVIDENCING OPTIONS WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF COLORADO.

NATURAL GAS SERVICES GROUP, INC.


                              [ ] Mark this box with an X if you have made
                                  changes to your name or address details above.

================================================================================
  Annual Meeting Proxy Card
================================================================================
  A  Election of Directors

  1. The Board of Directors recommends a vote FOR the listed nominees.

                                For   Withhold
  01 - William F. Hughes, Jr.   [ ]      [ ]

                                For   Withhold
  02 - Alan A. Baker            [ ]      [ ]


  B Proposal

  The Board of Directors recommends a vote FOR the following proposal.

  2. Approval of the amendment of the Natural Gas    For    Against    Abstain
     Services Group, Inc. 1998 Stock Option Plan.    [ ]      [ ]        [ ]


  C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, and the Proxy Statement and Annual Report furnished therewith.

  Signature(s) should agree with the name(s) stenciled hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Attorneys should submit powers of attorney.

  Signature 1 - Please keep signature within the box   Signature 2 - Please keep signature within the box   Date (mm/dd/yyyy)

  --------------------------------------------------   --------------------------------------------------   ------------------------

================================================================================
  Proxy - NATURAL GAS SERVICES GROUP, INC.
================================================================================

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
  FOR THE ANNUAL MEETING OF SHAREHOLDERS
  TO BE HELD JUNE 20, 2006

  The undersigned hereby appoints Stephen C. Taylor and Richard L. Yadon, and each of them, proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of common stock in Natural Gas Services Group, Inc. at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 117 West Wall Avenue, Midland, Texas 79701 on June 20, 2006 at 9:00 a.m. Central Time, and at any adjournment(s) thereof for the purposes stated on the reverse side.

  The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxies lawfully may do by virtue hereof.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR THE ELECTION OF THE DIRECTORS AND FOR THE APPROVAL OF THE AMENDMENT OF THE 1998 STOCK OPTION PLAN.

  It is understood that this proxy confers discretionary authority with respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Shareholders to the undersigned. The proxies will vote the shares represented by this proxy at their discretion on any other matters that may properly come before the meeting.